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                                  EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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For further information contact:
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Richard Vancil, ext. 403            Michelle Goodall, ext. 215
Bob Lentz, ext. 259                 Shawn Whalen, ext. 238
Individual, Inc.                    Schwartz Communications
(617) 273-6000                      (617) 431-0770
rich@individual.com                 michelle@schwartz-pr.com
blentz@individual.com               swhalen@schwartz-pr.com
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INDIVIDUAL, INC., INCREASES FOCUS ON PERSONALIZED ELECTRONIC INFORMATION, SELLS
                         BOOKWIRE TO CAHNERS PUBLISHING

 SALE ENABLES INDIVIDUAL TO FOCUS ON DEVELOPING ITS CUSTOMIZED ELECTRONIC NEWS
                   SERVICES: FIRST!, NEWSPAGE AND FREELOADER

BURLINGTON, MASS.--NOVEMBER 18, 1996-- Individual, Inc., (NASDAQ:INDV) the pioneer and leading provider of customized news services, announced today that it has sold its BookWire division to Cahners Publishing (Newton, Mass.) for approximately $1 million. The sale became effective on November 1, 1996.

"BookWire is the most comprehensive guide to the book-related resources on the Internet," said Individual's President and CEO Michael E. Kolowich. "However, Individual's true forte is in the delivery of customized, relevant electronic information, and the Company is committed to becoming the undisputed leader in that field. We feel that Cahners is well-suited to continue developing BookWire, while Individual concentrates on its electronic information services: First! for corporate enterprises, NewsPage on the World Wide Web, and FreeLoader for off-line delivery of Web content. The sale of BookWire will not significantly impact Individual's ongoing revenue."

Kolowich noted that in the last year, Individual has increased its customer base by 600%, and has continued to reach record revenue levels during each fiscal quarter. "We have improved our flagship electronic news services for enterprises, First! with a number of new features and optimized it for intranet use. Last month, Individual introduced a new version of NewsPage, the web-based news service for single users, and added a new feature that allows users to view their own customized newspaper for free. FreeLoader 2.0 recently made its debut with many enhancements, including a new screen-saver-based delivery method with customizable channels for news."
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Individual also made two strategic acquisitions in recent months. In July,
Individual acquired FreeLoader which, when integrated with First! and NewsPage, will give Individual's customers more options for content and news delivery. In October, Individual acquired the Hoover business intelligence services unit from the Information Access Company, a purchase that brought 6,000 new sources to Individual's First! customers. "Both of these companies contribute towards Individual's long-term strategy of becoming the leading provider of customized electronic news services," said Kolowich.

Individual, Inc. is a pioneer and leading provider of electronic personalized information services. Through its exclusive information retrieval, filtering, and delivery technologies, Individual brings highly relevant, precisely targeted news, information, and advertising to more than 425,000 readers worldwide. Individual's services include: First! and Hoover for corporate enterprises; NewsPage, a comprehensive custom news site on the World Wide Web (http://www.newspage.com); and FreeLoader, the first off-line Web delivery service (http://www.freeloader.com). Individual's partners include Lotus, Knight-Ridder, Microsoft Corp., NETCOM, Netscape, and Toshiba. The Company is headquartered in Burlington, Mass., with offices around the world. Visit Individual on the Web at http://www.individual.com.

Certain of the above statements are forward looking statements that involve risks and uncertainties. Actual results could differ materially as a result of a variety of factors, including, risks associated with acquisitions, the timely development and acceptance of new products, competitive developments, the success of relationships with third parties, and the other risk factors described from time to time in the Company's SEC reports.

   NOTE TO EDITORS/REPORTERS: FOR BACKGROUND INFORMATION, VISIT INDIVIDUAL'S
    ELECTRONIC PRESS ROOM AT: HTTP://WWW.INDIVIDUAL.COM/COMPANY/RELEASE.HTM
                                     # # #
NewsPage, First, and FreeLoader are trademarks of Individual, Inc. All other trademarks contained herein are the property of their respective owners.